THE SECURITIES REPRESENTED HEREBY AND ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS (THE “LAWS”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR QUALIFICATION UNDER THE LAWS UNLESS SUCH REGISTRATION AND QUALIFICATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION.

THESE SECURITIES ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN.

CONVERTIBLE PROMISSORY NOTE

$500,000.00                                                                                 February 12, 2008

This Convertible Promissory Note (this “Note”) is made and delivered pursuant to the terms of that certain Agreement and Plan of Reorganization dated the date hereof and entered into by and among Cellegy Pharmaceuticals, Inc., a Delaware corporation (“Cellegy”), Adamis Pharmaceuticals Corporation, a Delaware corporation (“Adamis”), and Cellegy Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Cellegy (the “Merger Agreement”).

1. Obligation. For value received, Adamis promises to pay to Cellegy, at such address as Cellegy may from time to time designate, the sum of Five Hundred Thousand Dollars ($500,000), together with interest on the outstanding principal amount for the period commencing on the date of this Note until such principal is paid in full at a rate per annum equal to ten percent (10.0%) (the “Interest Rate”), calculated on the basis of a 365-day year and actual days elapsed (including the first day, but excluding the last day) occurring in the period for which such interest is payable. All interest shall accrue hereunder and be payable on the Maturity Date (as defined below).

2. Payment Dates. Unless converted prior thereto, Adamis shall make payment in full of all unpaid principal, interest and other amounts owed under this Note on the Maturity Date. The “Maturity Date” means the first to occur of (i) the date of the termination of the Merger Agreement (a) by Adamis for any reason other than Cellegy’s failure to satisfy its closing conditions or (b) by Cellegy due to Adamis’ failure to satisfy its closing conditions, or (ii) the later of (a) the sixteenth month anniversary of the date of this Note or (b) the date that is two business days following the first date on which all of the notes issued to Imperium Master Fund, Ltd. (“Imperium”) pursuant to the Securities Purchase and Loan Agreement dated December 21, 2007 by and between Adamis and Imperium (collectively, the “Imperium Notes”) have been repaid in full, including any default interest thereon, and are no longer outstanding. Each payment payable by Adamis hereunder shall be made without set-off or counterclaim and shall be free and clear of any restrictions or conditions of any nature.

3. Prepayment. Adamis shall make all payments that may be due hereunder in lawful money of the United States of America, and may prepay any and all principal and interest at any time without penalty, upon prior notice to Cellegy.

4. Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

a. delivery by Cellegy of a notice of default to Adamis following Adamis’ failure to pay any amount when due under this Note, if such default is not cured within twenty (20) business days after delivery of such notice;

b. a material default in the due performance or observance of any of Adamis’ material obligations under this Note, or a material breach of any material representation or warranty of Adamis under this Note, in each case which is not cured within twenty (20) business days after delivery of notice from Cellegy;

c. Adamis shall (any of the foregoing referred to as an “Insolvency Event”):

(i)
apply for or consent to the appointment of a trustee, receiver, sequestrator or other custodian for Adamis or for any substantial part of its property, or make a general assignment for the benefit of its creditors;

(ii)
in the absence of such application or consent, acquiesce in, or permit or suffer to exist, the involuntary appointment of a trustee, receiver, sequestrator or other custodian for Adamis or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within forty-five (45) days;

(iii)
permit the involuntary commencement of, or voluntarily commence, any insolvency proceedings under any bankruptcy or insolvency laws of the United States or any State thereof, or other similar laws, rules or regulations of such jurisdictions, covering the protection of creditors’ rights or the relief of debtors. (“Insolvency Laws”), or permit the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against Adamis, provided that, if not commenced by Adamis, such proceeding shall be consented to or acquiesced in by Adamis, or shall result in the entry of an order for relief or shall remain undismissed for more than forty-five (45) days; or

(iv)	take any corporate action authorizing any of the foregoing.

Upon the occurrence of an Event of Default, (1) if and only if the Imperium Notes have been repaid in full, including any default interest, and are no longer outstanding, then, with notice to Adamis, Cellegy may declare all sums hereunder to be immediately due and payable, whereupon such principal and other obligations shall become and be immediately due and payable, in each case, without notice, demand, presentment or other action of any kind, all of which are hereby expressly and irrevocably waived by Adamis, or (2) if the Imperium Notes remain outstanding, Cellegy may convert the Obligations as contemplated by Section 7.2 hereof.

5. Interest on Overdue Amounts; Limitation on Interest. Adamis agrees that upon the occurrence of an Event of Default, in lieu of the interest payable under Section 1 above, the outstanding principal balance shall immediately begin to accrue interest at a rate equal to the Interest Rate plus five percent (5%) per annum, commencing on the date of the Event of Default and continuing until paid in full. In no event, however, shall the default interest rate exceed the maximum amount permitted by law. Nothing in this Note or any document securing payment hereof is to be construed as requiring payment of interest at a rate in excess of the maximum rate permitted to be charged under the laws of the State of California. Neither Adamis nor any other party who may hereafter become liable or responsible for the payment of this Note shall be required to pay interest on this Note at a rate which exceeds the maximum rate permitted by California law. If by the terms of this Note Adamis is at any time required or obligated to pay interest on the principal amount of this Note at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at a maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

6. Representations and Warranties of Adamis. Adamis represents and warrants to Cellegy as follows: (a) Adamis has received from Cellegy on the date hereof the cash proceeds of the Loan in the original principal amount stated above, by wire transfer of such amount to an account designated in writing by Adamis; and (b) this Note constitutes the legal, valid and binding obligation of Adamis, enforceable against Adamis in accordance with its terms, except to the extent that the enforceability thereof may be limited by or subject to bankruptcy or Insolvency Laws or moratorium or other similar laws now or hereafter in effect affecting creditors’ right generally.

7. Conversion.

7.1 Mandatory Conversion. In the event the Effective Time of the Merger (as defined in the Merger Agreement) precedes the Maturity Date, immediately prior to the Effective Time all principal, interest and other amounts due Cellegy hereunder (collectively, the “Obligations”) shall, without any further action by Cellegy, automatically convert into a number of fully-paid and nonassessable shares of Adamis common stock (the “Conversion Shares”) equal to the amount of the Obligations divided by $0.50 (such price referred to as the “Conversion Price”).

(a) Optional Conversion Following Event of Default. Following the occurrence of an Event of Default, if Adamis does not timely pay the Obligations, then at any time thereafter Cellegy may, by notice to Adamis (a “Conversion Notice”), convert the Obligations into the number of Conversion Shares equal to the total amount of the Obligations, divided by the Conversion Price.

7.2 Conversion Procedure. In the event of an optional conversion pursuant to Section 7.2 hereof, within five (5) business days of the delivery by Cellegy of a Conversion Notice, Adamis shall deliver to Cellegy a notice specifying the Conversion Price, describing in reasonable detail the manner in which the Conversion Price was calculated, and shall provide such additional information as Cellegy may reasonably request concerning the facts relating to the determination of the Conversion Price. Upon the conversion of this Note pursuant to Section 7.2 hereof and return by Cellegy of this Note to Adamis for cancellation, Adamis at its expense will issue and deliver to Cellegy a certificate (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Adamis) for the number of full shares of Common Stock issuable upon such conversion. Upon conversion, this Note shall be canceled and discharged in full and no further amounts shall be due hereunder.

7.3 No Fractional Shares. No fractional Conversion Shares shall be issued upon conversion of this Note. In lieu of Adamis issuing any fractional shares to Cellegy upon the conversion of this Note, Adamis shall pay to Cellegy the amount of outstanding principal and interest hereunder that is not so converted.

7.4 Adjustments to Shares. If the capital stock issuable upon conversion of this Note shall be changed into the same or a different number of shares of any other class or classes of stock, whether by stock split, stock dividend, capital reorganization, reclassification, merger or other corporate combination, or other similar transaction, the conversion price of this Note then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that this Note shall be convertible into, in lieu of the number of shares of capital stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of capital stock that would have been received by Cellegy immediately following such change if Cellegy had converted this Note immediately prior to such change.

8. Acknowledgment, Representations and Warranties of Cellegy. Cellegy understands and acknowledges that neither this Note nor the Conversion Shares have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws. Cellegy hereby represents and warrants to Adamis that:

8.1 This Note and, if applicable, the Conversion Shares (collectively, the “Securities”) have been acquired by Cellegy for investment and not with a view to the sale or other distribution thereof within the meaning of the Act, and Cellegy has no present intention of selling or otherwise disposing of all or any portion of the Securities.

8.2 Cellegy has acquired the Securities for Cellegy’s own account only, and no other person or entity has any beneficial ownership in the Securities.

8.3 Cellegy is capable of evaluating the merits and risks of any investment in the Securities, is financially capable of bearing a total loss of this investment and has either (i) a preexisting personal or business relationship with Adamis or its principals or (ii) by reason of Cellegy’s business or financial experience, has the capacity to protect its own interest in connection with this investment.

8.4 Cellegy has had access to all information regarding Adamis, its present and prospective business, assets, liabilities and financial condition that Cellegy considers important to making the decision to acquire the Securities and has had the opportunity to ask questions of and receive answers from Adamis’ representatives concerning an investment in the Securities and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

8.5 Cellegy understands that the Securities are deemed restricted securities under the Act and may not be resold unless they are registered under the Act and qualified under any applicable state securities law, or unless sale, transfer or other Disposition of the Securities is exempt from such registration and qualification requirements, and Cellegy will not make any sale or other disposition of any of the Securities unless such sale or disposition is so registered or exempt. Cellegy is familiar with Rule 144 promulgated under the Act and understands that Rule 144 may prohibit or restrict subsequent resale, transfer or disposition of the Conversion Shares. Cellegy understands that no public market now exists for any of the securities issued by Adamis and that Adamis has made no assurances that a public market will ever exist for any of Adamis’ securities.

9. Subordination. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any indebtedness of Adamis outstanding as of the date hereof and Senior Indebtedness. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (a) indebtedness of Adamis to banks or other lending institutions regularly engaged in the business of lending money, and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

9.1 Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Adamis, (a) no amount shall be paid by Adamis in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of Cellegy which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

9.2 Default on Senior Indebtedness. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Cellegy shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note unless within one hundred eighty (180) days after the happening of such event of default the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Cellegy pursuant to the terms of this Section 9.2 during any 360 day period.

9.3 Further Assurances. By acceptance of this Note Cellegy agrees to execute and deliver customary forms of subordination agreement requested from time to time by the holders of Senior Indebtedness and, as a condition to Cellegy’s rights hereunder, Adamis may require that Cellegy execute such forms of subordination agreement, provided that such forms shall not impose on Cellegy terms less favorable than those provided herein.

10. Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, excluding its conflicts of laws rules.

11. Notice. All notices or other communications required or given hereunder shall be in writing and shall be deemed effectively given when presented personally or on the date of receipt (or refusal of delivery) if sent by courier service or U.S. Mail (certified or registered, postage prepaid, return receipt requested) to the parties at the addresses given below or such other addresses as the parties may hereafter designate in writing. The date shown on the courier’s confirmation of delivery or return receipt shall be conclusive as to the date of receipt.

                if to Cellegy:

2085B Quaker Point Road
Quakertown, PA 18951
Attention: Chief Executive Officer
Telephone No.: (215) 529-6084
Facsimile No.: (215) 529-6086

with a copy to:

C. Kevin Kelso
Weintraub Genshlea Chediak
400 Capitol Mall, 11th Floor
Sacramento, California 95814
Telephone: (916) 558-6000
Fax: (916) 446-1611
Email: kkelso@weintraub.com

if to Adamis:

Adamis Pharmaceuticals Corporation
2658 Del Mar Heights Road, #555
Del Mar, CA 92014
Attention: President
Telephone No.: (858) 401-3984

with a copy to:

Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Patrick Loofbourrow, Esq.
Telephone No.: (858) 550-6000
Facsimile No.: (858) 550-6420

12. Severability. If any provision or any word, term, clause or part of any provision of this Note shall be invalid or unenforceable for any reason, the same shall be ineffective, but the remainder of this Note and of the provision shall not be affected and shall remain in full force and effect.

13. Waivers. The holder of this Note may accept late or partial payments even though they are marked "payment in full," without losing, prejudicing or waiving any rights hereunder or otherwise available to holder at law or in equity. The granting without notice of any extension or extensions of time for payment of any sum or sums due hereunder, or for the performance of any covenants or agreements hereof, or the taking or release of other or additional security, shall in no way release or discharge the liability of Adamis or any surety, guarantor or endorser. A waiver by the holder of this Note or failure to enforce any covenant or condition of this Note, or to declare any default hereunder, shall not operate as a waiver of any subsequent default or affect the right of the holder of this Note to exercise any right or remedy not expressly waived in writing. Any of the terms or conditions of this Note may be waived by Cellegy, but no such waiver shall affect or impair the rights of Cellegy to require observance, performance, or satisfaction, either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Note. Adamis hereby unconditionally and irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor or any guarantees hereof.

14. Dispute Resolution. The provisions of the Merger Agreement governing resolution of disputes shall apply with respect to any dispute, claim or proceeding arising under or relating to this Note, and such provisions are hereby incorporated by reference. In any action arising out of relating to this Note, the prevailing party shall be entitled to recover from each other party all of its attorneys fees and costs, in addition to costs and expenses otherwise allowed by law, and Adamis agrees to pay all of Cellegy’s reasonable costs and expenses, including reasonable attorneys’ fees, that may be incurred in forcing or protecting Cellegy’s rights or interests hereunder.

15. Cumulative Remedies. Upon any Event of Default under this Note, the holder hereof, at its option, may exercise any right or remedy available to it hereunder, and all available rights and remedies shall be cumulative, including those available hereunder and available at law or in equity.

16. General Provisions. No amendment, modification, change, waiver or discharge shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. The provisions of this Note shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Adamis and Cellegy.

17. Commercial Purpose. The indebtedness evidenced by this Note is incurred by Adamis solely for commercial purposes, and not for personal, family or household purposes.

[SIGNATURE PAGE DIRECTLY FOLLOWS THIS PAGE]

In Witness Whereof, the parties below have executed this Note as of the date and year first above written.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Dennis J. Carlo
Name:	Dennis J. Carlo
Title:	President/CEO

CELLEGY PHARMACEUTICALS, INC.

By:	/s/ Richard C. Williams
Name:	Richard C. Williams
Title:	Chief Executive Officer